        Exhibit 5.1

Rachel B. Proffitt
+1 415 693 2031
rproffitt@cooley.com
September 8, 2022
Xos, Inc.
3550 Tyburn Street
Los Angeles, California 90065

Ladies and Gentlemen:
We have acted as counsel to Xos, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended, covering the resale by a certain selling stockholder of up to 33,199,327 shares (the “Conversion Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of convertible debentures (the “Convertible Debentures”) held by YA II PN, Ltd. (“Yorkville”), issued or issuable pursuant to that certain Securities Purchase Agreement, dated August 9, 2022, by and between the Company and Yorkville (the “Securities Purchase Agreement”).
In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, the Securities Purchase Agreement and the Convertible Debentures and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether any particular other laws are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.
With respect to the Conversion Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company, and/or adjustments in the conversion rate of the Convertible Debentures cause the Convertible Debentures to be convertible into more shares of Common Stock than the number that remain available for issuance. Further, we have assumed the conversion price of the Convertible Debentures will not be adjusted to an amount below the par value per share of the Common Stock.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Conversion Shares, other than those issuable pursuant to Convertible Debentures that have not yet been issued under the Securities Purchase Agreement (the “Future Debentures”), when issued in accordance with the terms of the applicable Convertible Debentures, will be validly issued, fully paid and nonassessable, and (ii) any other Conversion Shares, when issued in accordance with the terms of the Future Debentures after the Future Debentures have been issued against payment therefor in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.
Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, CA 94111-4004
t: +1 415 693 2000 f: +1 415 693 2222 cooley.com

Xos, Inc.
September 8, 2022
Page Two
We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.
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Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, CA 94111-4004
t: +1 415 693 2000 f: +1 415 693 2222 cooley.com

Xos, Inc.
September 8, 2022
Page Three
Very truly yours,
Cooley LLP
By:     /s/ Rachel Profitt
Rachel Proffitt
Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, CA 94111-4004
t: +1 415 693 2000 f: +1 415 693 2222 cooley.com